EXHIBIT 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
Integrated Health Services, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated March 22, 1996 refers to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".


                                                       /s/ KPMG Peat Marwick LLP


Baltimore, Maryland
September 24, 1996